UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2017

Cosmos Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 865-0026

N/A

(Former name or former address, if changed since last report.)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See Item 2.03 below which is incorporated by reference herein.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCESHEET ARRANGEMENT OF A REGISTRANT

On November 15, 2017, Cosmos Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with certain institutional investors (the “Buyers”) with which it had no prior relationship, pursuant to which the Company has agreed to issue for a purchase price of $3,000,000, $3,350,000 in aggregate principal amount of Senior Convertible Notes (the “Notes”) to the Buyers, convertible into 6,700,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) and warrants to purchase an aggregate of 5,360,000 shares of Common Stock (the “Warrants”.)

The Notes provide that the Company will repay the principal amount of Notes in equal monthly installments beginning on January 1, 2018 and repeating on the first business day of each calendar month thereafter until the fourteenth month anniversary date of issuance (each a “Installment Date”), and, subject to the Blocker (as defined below), the Company shall pre-deliver up to 6,700,000 shares of Common Stock to the Buyers in connection therewith (the “Pre-Delivery Shares”). Eighty-five (85%) percent of any cash proceeds received by the Buyers from the sale of Pre-Delivery Shares shall be applied against the particular installment amount due on such Installment Date under the Note. No interest will accrue under the Notes unless and until an Event of Default (as defined) has occurred and is not cured.

The Notes are convertible at any time by the Holder into shares of Common Stock at the rate of $0.50 per share, subject to full ratchet anti-dilution adjustment (the “Conversion Price”). Upon an Event of Default (as defined), the Buyers may convert at an alternative conversion price equal to the lower of the then applicable Conversion Price or seventy-five (75%) percent of the Volume-Weighted Average Price (as defined, the “VWAP”).

The Notes are senior in right of payment to all existing and future indebtedness of the Company except Permitted Indebtedness (as defined in the Note), including $12 million of senior secured indebtedness of the Company and its subsidiaries under an existing senior loan agreement, plus defined amounts of purchase money indebtedness in connection with bona fide acquisitions.

The Notes include customary Events of Default and provide that the Buyers may require the Company to redeem (regardless of whether the Event of Default has been cured) all or a portion of the Notes at a redemption premium of one hundred twenty-five (125%) percent, multiplied by the greater of the conversion rate and the then current market price. The Buyers may also require redemption of the Notes upon a Change of Control (as defined) at a premium of one hundred twenty-five (125%) percent.

The Warrants have a five year term and are exercisable into a number of shares of Common Stock equal to approximately eighty (80%) percent of the number of shares of Common Stock the Buyers would receive if the Notes were fully converted upon the date of issuance of the Notes. The Warrants are exercisable at $0.75 per share (150% of the conversion price of the Notes) subject to full ratchet anti-dilution protection. The Warrants will be exercisable on a cashless basis if a registration statement is not effective covering the resale of the underlying Warrant Shares.

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Conversion of the Notes and exercise of the Warrants are each subject to a blocker provision which prevents any holder from converting or exercising, as applicable, the Notes or the Warrants, into shares of Common Stock if its beneficial ownership of the Common Stock would exceed 4.99% (subject to adjustment not to exceed 9.99%) of the Company’s issued and outstanding Common Stock (each, a “Blocker”).

The Company is required to file, within thirty (30) days of the Closing, a registration statement covering one hundred fifty (150%) percent of the maximum number of shares, underlying the Notes and Warrants pursuant to a registration rights agreement with the Buyers (the “Registration Rights Agreement”).

As a condition to the closing of the Financing, each Buyer, severally, will be required to execute a leak-out agreement (each, a “Leak-Out Agreement”) restricting such Buyer’s sale of shares of Common Stock underlying the Notes and Warrants on any Trading Day to not more than such Buyer’s pro rata allocation of the greater of (x) sales with net proceeds of an aggregate of $20,000 or (y) twenty-five (25%) percent of the daily average trading volume of the Company’s Common Stock. If after the closing of the Financing there is no Event of Default under the Notes, the VWAP of the Company’s Common Stock for three (3) trading days is less than $0.15 per share, the Company may further restrict the Buyers from selling at less than $0.15 per share; provided that the portion of the Notes subject to redemption on each Installment Date shall thereafter double.

The foregoing descriptions of the Securities Purchase Agreement, the Notes, the Warrants, the Registration Rights Agreement and the Leak-Out Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Securities Purchase Agreement, the Notes, the Warrants, the Registration Rights Agreement and the Leak-Out Agreement attached as Exhibits 4.1 to 4.5 attached hereto, which are incorporated herein by reference.

Roth Capital Partners, LLC (“Roth”), as the Company’s exclusive placement agent, will receive a cash commission for this transaction equal to eight (8%) percent of the total gross proceeds of the offering and the issuance of five-year warrants to purchase eight (8%) percent of the shares of Common Stock issued or issuable in this offering (excluding shares of Common Stock issuable upon exercise of any Warrants issued to investors); however, will receive eight (8%) percent of any cash proceeds received from the exercise of any Warrants sold in the offering with an expiration equal to or less than twenty-four (24) months.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.
4.1	Form of Securities Purchase Agreement dated November 15, 2017 by and among Cosmos Holdings Inc. and the Buyers listed.
4.2	Form of Securities Purchase Agreement
4.3	Form of Warrant to Purchase Common Stock
4.4	Form of Leak-Out Agreement
4.5	Form of Registration Rights Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HOLDINGS INC.

Date: November 15, 2017	By:	/s/ Grigorios Siokas
Grigorios Siokas
Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Securities Purchase Agreement dated November 15, 2017 by and among Cosmos Holdings Inc. and the Buyers listed.
4.2	Form of Senior Convertible Note
4.3	Form of Warrant to Purchase Common Stock
4.4	Form of Leak-Out Agreement
4.5	Form of Registration Rights Agreement

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